UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2016

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

11441 Industriplex Blvd, Suite 190 Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Jonathan F. Head, Ph.D.

As of the date of this report, Jonathan F. Head, Ph.D. (“Dr. Head”) entered into an Employment Agreement with OncBioMune Pharmaceuticals, Inc. (the “Company”), effective as of February 2, 2016 (“Employment Agreement with Dr. Head”), to serve as Chief Executive Officer, the term of which runs for three years (from February 2, 2016 through February 1, 2019) and renews automatically for one year periods unless a written notice of termination is provided not less than 120 days prior to the automatic renewal date. The Employment Agreement with Dr. Head provides that Dr. Head’s salary for calendar year 2016 shall be $275,000 and for calendar year 2017 and for each calendar year thereafter during the term of the Employment Agreement with Dr. Head shall be an amount determined by the Board of Directors, which in no event shall be less than the annual salary that was payable by the Company to Dr. Head for the immediately preceding calendar year.

Employment Agreement with Andrew Kucharchuk

As of the date of this report, Andrew Kucharchuk (“Mr. Kucharchuk) entered into an Employment Agreement with the Company, effective as of February 2, 2016 (“Employment Agreement with Mr. Kucharchuk”), to serve as President and Chief Financial Officer, the term of which runs for three years (from February 2, 2016 through February 1, 2019) and renews automatically for one year periods unless a written notice of termination is provided not less than 120 days prior to the automatic renewal date. The Employment Agreement with Mr. Kucharchuk provides that Mr. Kucharchuk’s salary for calendar year 2016 shall be $200,000 and for calendar year 2017 and for each calendar year thereafter during the term of the Employment Agreement with Mr. Kucharchuk shall be an amount determined by the Board of Directors, which in no event shall be less than the annual salary that was payable by the Company to Mr. Kucharchuk for the immediately preceding calendar year.

Provisions Present in Both Employment Agreements

Each of the Employment Agreement with Dr. Head and the Employment Agreement with Mr. Kucharchuk (each is referred to herein as an “Employment Agreement”) provide as to Dr. Head and Mr. Kucharchuk (each referred to herein as an “Executive”), respectively, that:

(i) Executive shall be eligible for an annual target bonus payment in an amount equal to ten percent (10%) of his base salary (“Bonus”). The Bonus is determined based on the achievement of certain performance objectives of the Company as established by the Board of Directors. The Bonus may be greater or less than the target Bonus, based on the level of achievement of the applicable performance objectives;

(ii) Executive shall be entitled to receive all benefits and perquisites provided by the Company to senior executives, including paid vacation time, medical/health insurance, cell phone, business expense reimbursement, use of a company car or car allowance, and automobile insurance;

(iii) Executive shall be eligible to participate in any executive stock award/equity incentive plans the Company’s Board of Directors may adopt;

(iv) Executive’s employment: (1) shall be terminated automatically upon the death or Disability (as defined in the Employment Agreement) of Executive; (2) may be terminated for Cause (as defined in the Employment Agreement) at any time by the Company; (3) may be terminated at any time by the Company without Cause with 30 days’ advance notice to Executive; (4) may be terminated at any time by Executive with 30 days’ advance notice to the Company, and shall be terminated automatically if Executive does not accept assumption of the Employment Agreement by, or an offer of employment from, a purchaser of all or substantially all of the assets of the Company; or (5) may be terminated at any time by Executive if the Company materially breaches the Employment Agreement with Executive and fails to cure such breach within 30 days of written notice of such breach from Executive, provided that Executive has given notice of such breach within 90 days after he has knowledge thereof and the Company did not have Cause to terminate Executive at the time such breach occurred.

(v) In the event of the death or Disability of Executive during the term of the Employment Agreement, Executive shall not be entitled to any further compensation or other payments or benefits under the Employment Agreement except for the following: (1) Executive shall be entitled to any unpaid salary, bonus, or benefits accrued and earned by him up to and including the date of such death or Disability; and (2) the Company shall continue to pay to Executive (or his estate) Executive’s then effective per annum rate of salary and provide to Executive (or to his family members covered under his family medical coverage) the same family medical coverage as provided to Executive on the date of such death or Disability for a period equal to the lesser of (i) twelve (12) months following the date of such death or Disability or (ii) the balance of the term that would have remained under the Employment Agreement at such date had Executive’s death or disability not occurred;

(vi) If Executive’s employment is terminated by the Company without Cause or by Executive if the Company materially breaches the Employment Agreement and fails to cure such breach, the Company shall continue to pay to Executive the per annum rate of salary then in effect and provide him and his family with the benefits then in effect for the balance of the term that would have remained under the Employment Agreement had such termination not occurred; and

(vii) If Executive’s employment is terminated by the Company with Cause or is terminated by Executive with 30 days’ advance notice or Executive does not accept assumption of the Employment Agreement, Executive shall be entitled to no further compensation or other payments or benefits under the Employment Agreement, except as to that portion of any unpaid salary and benefits accrued and earned by him up to and including the date of termination.

Each Employment Agreement also contains various restrictive covenants, including covenants relating to non-competition, non-solicitation, and non-disclosure (confidentiality).

The foregoing descriptions of the Employment Agreement with Dr. Head and the Employment Agreement with Mr. Kucharchuk are only brief descriptions, do not purport to be complete and are qualified in their entirety by reference to each agreement, a copy of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Employment Agreement with Jonathan F. Head, Ph.D. effective as of February 2, 2016

10.2*	Employment Agreement with Andrew Kucharchuk effective as of February 2, 2016

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCBIOMUNE PHARMACEUTICALS, INC.

Dated: February 5, 2016	By:	/s/ Jonathan F. Head, PhD
Jonathan F. Head, PhD
Chief Executive Officer